Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 24, 2020, Act II Global Acquisition Corp., a Cayman Islands exempted company (“Act II”), domesticated into a Delaware corporation (the “Domestication”), and on June 25, 2020, consummated the indirect acquisition (the “Act II Acquisition”) of (i) all of the issued and outstanding equity interests of Merisant Company (“Merisant”), Merisant Luxembourg Sarl (“Merisant Luxembourg”), Mafco Worldwide LLC (“Mafco Worldwide”), Mafco Shanghai LLC (“Mafco Shanghai”), EVD Holdings LLC (“EVD Holdings”), and Mafco Deutschland GmbH (together with Merisant, Merisant Luxembourg, Mafco Worldwide, Mafco Shanghai, and EVD Holdings, and their respective direct and indirect subsidiaries, “Merisant and Mafco Worldwide”), and (ii) certain assets and liabilities of Merisant and Mafco Worldwide included in the Transferred Assets and Liabilities (as defined in the Act II Purchase Agreement (as hereafter defined)), from Flavors Holdings Inc. (“Flavors Holdings”), MW Holdings I LLC (“MW Holdings I”), MW Holdings III LLC (“MW Holdings III”), and Mafco Foreign Holdings, Inc. (“Mafco Foreign Holdings,” and together with Flavors Holdings, MW Holdings I, and MW Holdings III, the “Sellers”), pursuant to that certain Purchase Agreement (the “Act II Purchase Agreement”) entered into by and among Act II and the Sellers dated as of December 19, 2019, as amended. In connection with the Domestication, Act II changed its name to “Whole Earth Brands, Inc.” (“Whole Earth Brands” or the “Company”). Refer to the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) by Act II on May 13, 2020 (the “Proxy Statement/Prospectus”) and the supplement thereto filed by Act II on June 18, 2020 (the “Supplement”) as well as the Current Report on Form 8-K12B and related Form 8-K12B/A (collectively, the “Super 8-K”) filed with the SEC by the Company on June 30, 2020 for further details.

As a result of the Act II Acquisition, for accounting purposes, Act II was deemed to be the acquirer and Merisant and Mafco Worldwide were deemed to be the acquired parties and, collectively, the accounting predecessor. The Company’s financial statement presentation includes the combined financial statements of Merisant and Mafco Worldwide as the “Predecessor” for periods prior to the completion of the Act II Acquisition and includes the consolidation of Merisant and Mafco Worldwide, for periods after June 25, 2020 (referred to as the “Successor”).

Further, on November 10, 2020, Whole Earth Brands executed and closed a definitive Equity Purchase Agreement (the “Swerve Purchase Agreement”) with RF Development, LLC (“RF Development”), Swerve, L.L.C. (“Swerve LLC”), and Swerve IP, L.L.C. (“Swerve IP” and together with Swerve LLC, “Swerve”). Upon the terms and subject to the conditions set forth in the Swerve Purchase Agreement, Whole Earth Brands purchased all of the issued and outstanding equity interests of both Swerve LLC and Swerve IP from RF Development, and both Swerve LLC and Swerve IP became wholly-owned subsidiaries of Whole Earth Brands (the “Swerve Acquisition”). The $80.0 million purchase price for the Swerve Acquisition was funded through a combination of available cash on hand and approximately $47.9 million under the Company’s $50.0 million revolving loan facility. For purposes of the unaudited pro forma condensed combined financial information, the Act II Acquisition and Swerve Acquisition will be collectively referred to as the “Transactions”.

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of Merisant and Mafco Worldwide, the historical financial statements of Act II and the historical financial statements of Swerve after giving effect to the Swerve Acquisition.

The unaudited pro forma financial information is intended to reflect:

(1)	The consummation of Act II’s indirect acquisition of Merisant and Mafco Worldwide
(2)	The consummation of the Company’s acquisition of Swerve

The unaudited pro forma condensed combined balance sheet assumes the Swerve Acquisition took place on September 30, 2020 and combines the Company’s unaudited balance sheet as of September 30, 2020 with Swerve’s unaudited balance sheet as of September 30, 2020.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2019 and the nine months ended September 30, 2020 combine the historical financial statements of Merisant and Mafco Worldwide, Act II and Swerve and assumes the Transactions occurred on January 1, 2019, the first day of the Company’s most recent fiscal year.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not necessarily indicative of the Company’s future financial condition or operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believe are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. In the opinion of the Company’s management, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on events that are (1) directly attributable to the specific Transactions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the Company’s and Swerve’s historical financial statements referenced below:

●	The audited combined financial statements and accompanying notes of Merisant and Mafco Worldwide for the year ended December 31, 2019 and the audited financial statements and accompanying notes for Act II for the year ended December 31, 2019, which are included in the Proxy Statement/Prospectus;

●	The Company’s unaudited condensed combined financial statements as of September 30, 2020 (Successor) and for the three months ended September 30, 2020 (Successor), the periods June 26, 2020 through September 30, 2020 (Successor), January 1, 2020 through June 25, 2020 (Predecessor), and the three and nine months ended September 30, 2019 (Predecessor) included in the Company’s Form 10-Q, filed with the SEC on November 16, 2020;

●	Swerve’s audited combined financial statements and accompanying notes for the year ended December 31, 2019 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2021, to which this Exhibit 99.3 is attached; and

●	Swerve’s unaudited condensed combined financial statements as of and for nine months ended September 30, 2020 attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2021, to which this Exhibit 99.3 is attached.

The Company and Swerve prepare their financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) with all amounts stated in U.S. dollars (“USD”).

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(In thousands of dollars, except for share and per share data)

	Whole Earth Brands, Inc. (Historical)	Swerve (Historical, as adjusted)[1]	Swerve Acquisition Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$49,081	$849	$(32,994)	(a)	$16,936
Accounts receivable, net	54,281	2,284	—		56,565
Inventories	103,546	5,909	1,147	(b)	110,602
Prepaid expenses and other current assets	5,134	63	—		5,197
Total current assets	212,042	9,105	(31,847)		189,300

Property, Plant and Equipment, net	41,398	164	—		41,562

Other Assets
Operating lease right-of-use assets	12,378	—	76	(c)	12,454
Goodwill	124,874	—	36,660	(d)	161,534
Other intangible assets, net	144,809	50	36,350	(e)	181,209
Deferred tax assets, net	1,023	—	—		1,023
Other assets	3,772	3	—		3,775
Total Assets	$540,296	$9,322	$41,239		$590,857

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$21,643	$2,157	$—		$23,800
Accrued expenses and other current liabilities	29,777	308	2,886	(f)	32,971
Current portion of operating lease liabilities	3,423	—	48	(g)	3,471
Current portion of long-term debt	7,000	101	64	(h)	7,165
Total current liabilities	61,843	2,566	2,998		67,407
Non-Current Liabilities
Long-term debt	126,281	64	47,791	(i)	174,136
Deferred tax liabilities, net	17,400	—	—		17,400
Operating lease liabilities, less current portion	11,659	—	28	(j)	11,687
Other liabilities	15,892	—	—		15,892
Total Liabilities	233,075	2,630	50,817		286,522
Commitments and contingencies
Stockholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Common stock, $0.0001 par value; 220,000,000 shares authorized; 38,426,669 shares issued and outstanding	4	—	—		4
Additional paid-in capital	324,417	—	—		324,417
(Accumulated deficit) retained earnings	(20,345)	6,692	(9,578)	(k)	(23,231)
Accumulated other comprehensive income	3,145	—	—		3,145
Total stockholders’ equity	307,221	6,692	(9,578)		304,335
Total Liabilities and Stockholders’ Equity	$540,296	$9,322	$41,239		$590,857

1 Refer to Note 3 – Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

(In thousands of dollars, except for share and per share data)

	Combined Merisant & Mafco Worldwide (Historical)[1]	Act II (Historical)	Act II Acquisition Adjustments		Whole Earth Brands, Inc. As Adjusted	Swerve (Historical, as adjusted)[2]	Swerve Acquisition Adjustments		Pro Forma Combined
Product revenues, net	$199,808	$—	$—		$199,808	$25,912	$(618)	(a)	$225,102
Cost of goods sold	128,692	—	(13,323)	(b)	115,369	16,093	(365)	(c)	131,097
Gross profit	71,116	—	13,323		84,439	9,819	(253)		94,005

Selling, general and administrative expenses	60,182	105	(11,091)	(d)	49,196	5,450	(363)	(e)	54,283
Amortization of intangible assets	7,768	—	(1,015)	(f)	6,753	—	1,250	(g)	8,003
Asset impairment charges	40,600	—	—		40,600	—	—		40,600
Transaction, restructuring and other, net	—	15,755	(15,755)	(h)	—	—	—		—
Operating (loss) income	(37,434)	(15,860)	41,184		(12,110)	4,369	(1,140)		(8,881)

Interest expense, net	(2,399)	—	(3,257)	(i)	(5,656)	(4)	(1,635)	(j)	(7,295)
Other income (expense), net	569	327	(327)	(k)	569	(43)	55	(l)	581
(Loss) income before income taxes	(39,264)	(15,533)	37,600		(17,197)	4,322	(2,720)		(15,595)
(Benefit) provision for income taxes	(1,788)	—	4,656	(m)	2,868	—	336	(n)	3,204
Net (loss) income	$(37,476)	$(15,533)	$32,944		$(20,065)	$4,322	$(3,056)		$(18,799)

Pro Forma Loss Per Share - Basic and Diluted								(o)	$(0.49)
Pro Forma Weighted Average Shares Outstanding - Basic and Diluted								(o)	38,426,669

1 Includes the combined results of operations of Whole Earth Brands for the predecessor period from January 1, 2020 through June 25, 2020 and the successor period from June 26, 2020 through September 30, 2020, as presented in the Company’s Form 10-Q for the quarterly period ended September 30, 2020.

2 Refer to Note 3 – Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2019

(In thousands of dollars, except for share and per share data)

	Combined Merisant & Mafco Worldwide (Historical)	Act II (Historical)	Act II Acquisition Adjustments		Whole Earth Brands, Inc. As Adjusted	Swerve (Historical, as adjusted)[1]	Swerve Acquisition Adjustments		Pro Forma Combined
Product revenues, net	$272,200	$—	$—		$272,200	$31,434	$(567)	(a)	$303,067
Cost of goods sold	163,600	—	5,820	(b)	169,420	20,537	(396)	(c)	189,561
Gross profit	108,600	—	(5,820)		102,780	10,897	(171)		113,506

Selling, general and administrative expenses	65,900	351	(358)	(d)	65,893	4,698	(171)	(e)	70,420
Amortization of intangible assets	10,700	—	(816)	(f)	9,884	—	1,666	(g)	11,550
Restructuring and other expenses	2,200	—	—		2,200	—	—		2,200
Operating income (loss)	29,800	(351)	(4,646)		24,803	6,199	(1,666)		29,336

Interest (expense) income, net	(479)	4,255	(11,533)	(i)	(7,757)	(58)	(2,099)	(j)	(9,914)
Other (expense) income, net	(921)	28	(28)	(k)	(921)	(227)	—		(1,148)
Income (loss) before income taxes	28,400	3,932	(16,207)		16,125	5,914	(3,765)		18,274
(Benefit) provision for income taxes	(2,500)	—	(2,504)	(m)	(5,004)	—	451	(n)	(4,553)
Net income (loss)	$30,900	$3,932	$(13,703)		$21,129	$5,914	$(4,216)		$22,827

Pro Forma Earnings Per Share - Basic and Diluted								(o)	$0.59
Pro Forma Weighted Average Shares Outstanding - Basic and Diluted								(o)	38,426,669

1 Refer to Note 3 – Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement ("ASC 820"). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets acquired and liabilities assumed and the measurement of goodwill. The Company has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to the Swerve Acquisition. As a result, the Company will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities assumed from Swerve. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, measured as of the acquisition date, and recording goodwill for the excess of the consideration transferred over the aggregate fair value of the identifiable assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed combined financial information, the fair values of Swerve’s identifiable assets acquired and liabilities assumed were based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined financial information and future results of operations and financial position.

There were no transactions between the Company and Swerve during the periods presented that would need to be eliminated.

Note 2 – Conforming Accounting Policies

During the preparation of the unaudited pro forma condensed combined financial information, management performed an initial review of the accounting policies and presentation of financial information of the Company and Swerve to determine if differences in accounting policies and presentation require adjustment. As a result of that review, management identified the following difference(s) in accounting policies:

●	Merisant and Mafco Worldwide accounted for leases under ASC 840 during the Predecessor period while Act II accounted for leases under ASC 842. As of September 30, 2020, an operating lease right-of-use asset and operating lease liability was already recorded within the historical unaudited pro forma condensed combined balance sheet of Whole Earth Brands, Inc. which reflected the adoption of ASC 842. No material difference in rent expense in the Predecessor period was determined.

●	Swerve accounted for leases under ASC 840 as of September 30, 2020 and for the nine months and year ended September 30, 2020 and December 31, 2019, respectively. As such, an adjustment was made to record an operating lease right-of-use asset and operating lease liability within the unaudited pro forma condensed combined balance sheet as of September 30, 2020 to align with the Company’s policy of accounting for leases under ASC 842. The difference in rent expense in each period was determined to be immaterial to the pro forma financial statements, so no adjustments were made to the unaudited pro forma condensed combined statements of operations for the nine months and year ended September 30, 2020 and December 31, 2019, respectively.

●	Swerve accounted for spoilage allowance, customer redemptions and certain advertising costs in cost of goods sold and selling, general and administrative expenses in Swerve’s combined statements of operations. However, these amounts should be treated as contra revenue under the Company’s accounting policy for recognizing revenue. Therefore, an adjustment was made to cost of goods sold, selling, general and administrative expenses and product revenues, net within the unaudited pro forma condensed combined statements of operations for the nine months and year ended September 30, 2020 and December 31, 2019, respectively, to reflect this policy alignment.

As more information becomes available, management will complete a more detailed review of Swerve’s accounting policies. As a result of that review, additional differences could be identified that, when confirmed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 – Reclassifications

Certain reclassifications have been made to conform Swerve’s financial statement captions to the Company's financial statement captions as indicated in the tables below.

Balance sheet reclassifications – The reclassifications to conform Swerve’s balance sheet captions to the Company’s balance sheet captions have no impact on net assets and are summarized below (in thousands):

As of September 30, 2020

	Swerve (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Swerve (Historical, as adjusted)
Other assets	$53	$(50)	$3
Other intangible assets, net	—	50	50
Accrued liabilities	308	(308)	—
Accrued expenses and other current liabilities	—	308	308
Current portion of loan	101	(101)	—
Current portion of long-term debt	—	101	101
Paycheck Protection Program loan, less current portion	64	(64)	—
Long-term debt	—	64	64
Member’s equity	6,692	(6,692)	—
(Accumulated deficit) retained earnings	—	6,692	6,692

Income statement reclassifications – The reclassifications to conform Swerve’s combined statements of income captions to the Company’s income statement captions have no impact on net income and are summarized below (in thousands):

For the Nine Months Ended September 30, 2020

	Swerve (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Swerve (Historical, as adjusted)
Sales and marketing expenses	$3,312	$(3,312)	$—
Other operating expenses	2,138	(2,138)	—
Selling, general and administrative expenses	—	5,450	5,450
Non-operating expenses, net	(47)	47	—
Interest expense, net	—	(4)	(4)
Other income (expense), net	—	(43)	(43)

For the Year Ended December 31, 2019

	Swerve (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Swerve (Historical, as adjusted)
Sales and marketing expenses	$2,588	$(2,588)	$—
Other operating expenses	2,110	(2,110)	—
Selling, general and administrative expenses	—	4,698	4,698
Non-operating expenses, net	(285)	285	—
Interest (expense) income, net	—	(58)	(58)
Other (expense) income, net	—	(227)	(227)

Note 4 - Preliminary Purchase Price Allocation

The total purchase consideration for the Swerve Acquisition has been allocated to the assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated fair values at the acquisition date. The final allocation of the purchase consideration for the Swerve Acquisition will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed, but in no event, later than one year following the completion of the Swerve Acquisition.

The table below summarizes the preliminary calculation of purchase consideration and allocation of purchase price to the assets acquired and liabilities assumed, as if the acquisition had been completed on September 30, 2020. The allocation has not been finalized. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The preliminary purchase price allocation is presented below (in thousands):

Purchase consideration	$80,000
Accounts receivable, net	2,284
Inventories	7,056
Prepaid expenses and other current assets	63
Property, plant and equipment, net	164
Other intangible assets, net	36,400
Other assets	3
Total assets acquired	45,970
Accounts payable	2,157
Accrued expenses and other current liabilities	308
Current portion of long-term debt	165
Total liabilities assumed	2,630
Net assets acquired	43,340
Goodwill	$36,660

Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Swerve Acquisition due to differences in the allocation of the purchase consideration, and changes in the depreciation and amortization related to some of these assets and liabilities.

Note 5 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the net adjustment of $(32.9) million to cash and cash equivalents to reflect cash proceeds of $47.9 million received from the Company’s revolving credit facility, a cash payment of $80.0 million to RF Development for Swerve and an adjustment of $(0.8) million as the Company did not acquire cash in the Swerve acquisition.

(b)	Represents an adjustment of $1.1 million to inventories to reflect Swerve’s inventory at estimated fair value (see Note 4 - Preliminary Purchase Price Allocation).

(c)	Represents an adjustment of $0.1 million to operating lease right-of-use assets to record the recognition of a right-of-use asset in connection with Swerve’s adoption of ASC 842.

(d)	Represents an adjustment of $36.7 million to goodwill based on the preliminary purchase price allocation (see Note 4 - Preliminary Purchase Price Allocation).

(e)	Represents the net adjustment to other intangible assets, net, to account for the change from Swerve’s historical net book value of intangible assets to the preliminary estimated fair value calculated as follows (in thousands):

	Historical Swerve Book Value	Estimated Preliminary Fair Value	Pro Forma Adjustment	Estimated Remaining Useful Life (years)
Customer Relationships	$—	$3,500	$3,500	10
Trade Names and Trademark	—	32,900	32,900	25
Product Formulations	50	—	(50)
Total Intangible Assets	$50	$36,400	$36,350

(f)	Represents an adjustment of $2.9 million to accrued expense and other current liabilities to reflect the accrual of one-time transaction costs directly attributable to the Swerve Acquisition incurred by the Company.

(g)	Represents an adjustment of $0.05 million to current portion of operating lease liabilities to record the recognition of the current portion of an operating lease liability in connection with Swerve’s adoption of ASC 842.

(h)	Represents an adjustment of $0.06 million to current portion of long-term debt to reclassify Swerve’s PPP loan from long-term debt, less current portion due to the terms of an escrow account to be established in connection with the Swerve Acquisition that requires the loan to be repaid in less than 12 months, if not forgiven.

(i)	Represents an adjustment to long-term debt to reflect the Company’s borrowings under its revolving credit facility to fund the Swerve Acquisition, which is expected to be repaid upon its five-year maturity, and the reclassification of Swerve's PPP loan to current portion of long-term debt (see note 5 (h) above) (in thousands):

As of September 30, 2020
Reclassification of PPP loan	$(64)
Drawdown on revolving credit facility	47,855
Net adjustment to long-term debt	$47,791

(j)	Represents an adjustment of $0.03 million to operating lease liabilities, less current portion to record the recognition of the non-current portion of the operating lease liability in connection with Swerve's adoption of ASC 842.

(k)	Represents an adjustment to (accumulated deficit) retained earnings to eliminate the historical equity of Swerve and to reflect one-time transaction costs directly attributable to the Swerve Acquisition (in thousands):

As of September 30, 2020
Elimination of Swerve’s historical equity	$(6,692)
Swerve Acquisition costs	(2,886)
Net adjustment to (accumulated deficit) retained earnings	$(9,578)

Note 6 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents an adjustment to product revenues, net of $0.6 million for both the nine months ended September 30, 2020 and year ended December 31, 2019 to reflect Swerve's spoilage allowances, customer redemptions and certain advertising costs as contra revenue under the Company's accounting policy for recognizing revenue (see Note 2 – Conforming Accounting Policies).

(b)	Represents the net adjustment to cost of goods sold of $(13.3) million and $5.8 million for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, to amortize inventory fair value adjustments in connection with the Act II Acquisition.

(c)	Represents an adjustment to eliminate $0.4 million of cost of goods sold for the nine months ended September 30, 2020 and year ended December 31, 2019, to reflect Swerve's spoilage allowances and customer redemptions as contra revenue under the Company's accounting policy for recognizing revenue (see Note 2 – Conforming Accounting Policies).

(d)	Represents the net adjustment to selling, general and administrative expenses for the nine months ended September 30, 2020 and year ended December 31, 2019 to eliminate one-time transaction costs directly attributable to the Act II Acquisition, record incremental depreciation expense resulting from certain buildings that have been adjusted to fair value in connection with the Act II Acquisition, and to adjust rent expense to reflect the change in market value of certain unfavorable leases in connection with the Act II Acquisition (in thousands):

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Elimination of one-time transaction costs	$(10,949)	$—
Incremental depreciation expense	138	202
Net decrease in rent expense	(280)	(560)
Net adjustment to selling, general, and administrative expenses	$(11,091)	$(358)

(e)	Represents an adjustment to selling, general and administrative expenses to eliminate the Company's one-time transaction costs directly attributable to the Swerve Acquisition and to reclassify certain of Swerve's advertising costs as contra revenue (see Note 2 – Conforming Accounting Policies) (in thousands):

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Elimination of one-time transaction costs	$(110)	$—
Reclass of certain advertising costs	(253)	(171)
Net adjustment to selling, general, and administrative expenses	$(363)	$(171)

(f)	Represents the net adjustment to amortization of intangible assets of $(1.0) million and $(0.8) million for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, resulting from the Company’s intangible assets that had been adjusted to fair value in connection with the Act II Acquisition.

(g)	Represents the adjustment to amortization of intangible assets of $1.3 million and $1.7 million for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, resulting from Swerve's intangible assets that had been adjusted to fair value in connection with the Swerve Acquisition.

(h)	Represents the adjustment to restructuring and other expenses to eliminate $15.8 million of one-time transaction costs related to investment banking, consulting fees, legal fees and accounting fees that were directly attributable to the Act II Acquisition incurred during the nine months ended September 30, 2020.

(i)	Represents the net adjustment to interest expense, net associated with the Company’s new debt financing entered into in connection with the Act II Acquisition and the adjustment to eliminate historical interest expense and interest income in connection with the Act II Acquisition (in thousands):

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Interest expense – Term Loan	$(4,495)	$(6,267)
Amortization of debt issuance costs – Term Loan	(816)	(1,094)
Amortization of debt issuance costs - Revolver	(282)	(376)
Elimination of historical interest expense	2,336	459
Elimination of historical interest income	—	(4,255)
Net adjustment to interest income (expense), net	$(3,257)	$(11,533)

The interest rate on the term loan reflects a LIBOR floor of 1.00% plus a margin of 3.50%. For each 0.125% increase in the interest rate on the term loan, interest expense would increase by approximately $0.1 million and $0.2 million in the nine months ended September 30, 2020 and year ended December 31, 2019, respectively.

(j)	Represents the net adjustment to interest income (expense), net to eliminate Swerve's historical interest expense and record interest expense on the Company's revolving loan facility (in thousands):

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Interest expense - Swerve	$4	$84
Interest expense - Revolver	(1,639)	(2,183)
Net adjustment to interest income (expense), net	$(1,635)	$(2,099)

(k)	Represents the adjustment to other (expense) income, net to eliminate $0.3 million and $0.03 million of historical unrealized gains of Act II associated with the funds that were held in the Trust Account for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, which was used to fund portions of the aggregate cash obligations in connection with the Act II Acquisition.

(l)	Represents an adjustment to other income (expenses), net to eliminate $0.1 million of Swerve's one-time transaction costs directly attributable to the Swerve Acquisition for the nine months ended September 30, 2020.

(m)	Represents an adjustment to (benefit) provision for income taxes resulting from the Act II Acquisition pro forma adjustments of $4.7 million and $(2.5) million to reflect the income tax effect at an estimated 21% rate for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively.

(n)	Represents an adjustment to (benefit) provision for income taxes of $0.3 million and $0.5 million to reflect a tax provision at an estimated rate of 21% on the historical Swerve income before income taxes, net of pro forma adjustments, for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, as Swerve was historically a disregarded entity for federal and state income tax purposes.

(o)	Pro forma basic earnings per share was computed by dividing pro forma net income by the weighted average number of shares of common stock outstanding, as if such shares were issued and outstanding as of January 1, 2019. Pro forma diluted earnings per share was computed by using the treasury stock method to determine the potential dilutive effect of the Company’s warrants. There were no newly issued shares in connection with the Act II Acquisition or Swerve Acquisition. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted earnings per share:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Weighted average shares of common stock outstanding - basic and diluted	38,426,669	38,426,669
Pro forma basic and diluted net (loss) income	$(18,799,566)	$22,826,612
Pro forma basic and diluted net (loss) income per share	$(0.49)	$0.59